UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On October 10, 2013, the Board of Directors of Perceptron, Inc. (the “Company”) appointed W. Richard Marz, Chairman of the Board, to be the third independent member of the Board’s Audit Committee effective immediately. The Board also appointed Robert S. Oswald to serve as the Audit Committee’s chairman.

As a result of Mr. Marz’ appointment to the Audit Committee, the Company is once again in compliance with Listing Rule 5605(c)(2)(A) of the NASDAQ Stock Market LLC. NASDAQ Listing Rule 5605(c)(2)(A) requires, among other things, that the Company’s Audit Committee be comprised of at least three independent members. The Company briefly was not compliant with the rule following the previously announced resignation of James A. Ratigan on October 2, 2013. The Company had a period of 180 days after October 2, 2013 to regain compliance with this rule. Pursuant to discussions with the NASDAQ on October 7, 2013, and the filing of this Form 8-K, the Company has now certified its compliance with Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: October 10, 2013	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary